EXHIBIT 99.1

LIXTE Biotechnology Holdings Regains Compliance with Nasdaq’s Continued Listing Requirements

PASADENA, Calif., July 16, 2025—LIXTE Biotechnology Holdings, Inc. (“LIXTE” or the “Company”) (Nasdaq: LIXT and LIXTW), a clinical stage pharmaceutical company, today announced it has received a letter from the Nasdaq Hearings Panel stating that the Company has regained compliance with Nasdaq’s Listing Rule 5550(b)(1), the “Equity Rule,” requiring a minimum equity requirement of $2.5 million for continued listing on the Nasdaq Capital Market.

The Nasdaq letter follows LIXTE’s closing of a $5.0 million placement and a $1.5 million registered direct offering, announced on July 2, 2025, and July 8, 2025, respectively.

Geordan Pursglove, LIXTE’s Chief Executive Officer, said, “Regaining compliance underscore’s the Company’s dedication to its Nasdaq listing and to fostering LIXTE’s financial health, as it continues to pursue its promising clinical trials in ovarian clear cell carcinoma, metastatic colon cancer and advanced soft tissue sarcoma, among other opportunities.”

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer.

LIXTE’s lead compound, LB-100, is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s new approach is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are currently in progress for Ovarian Clear Cell Carcinoma, Metastatic Colon Cancer and Advanced Soft Tissue Sarcoma. Additional information about LIXTE can be found at www.lixte.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about LIXTE, contact:

info@lixte.com
General Phone: (631) 830-7092; Investor Phone: (888) 289-5533
or
PondelWilkinson Inc. Investor Relations pwinvestor@pondel.com
Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962